Exhibit 99.1

National & Retail Trades and First Call, Release: February 26, 2009 at 4:00 PM (EST)

KOHL'S CORPORATION REPORTS FINANCIAL RESULTS

FOR FISCAL YEAR AND FOURTH QUARTER

•

Q4 Reported EPS of $1.10 and Fiscal 2008 of $2.89, Exceeding First Call
Consensus Estimate

•

Full Year Free Cash Flow of $687 Million

MENOMONEE FALLS, WI … February 26/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and year ended January 31, 2009.

Kohl’s Corporation reported net income for the quarter ended January 31, 2009 of $336 million, or $1.10 per diluted share, compared with $412 million, or $1.31 per diluted share, a year ago.  Net sales were $5.2 billion, a decrease of 4.6 percent for the quarter.  Comparable store sales for the quarter decreased 9.1 percent.

For the twelve months ended January 31, 2009, net income was $885 million, or $2.89 per diluted share, compared to $1,084 million, or $3.39 per diluted share, for the twelve months ended February 2, 2008. Net sales decreased 0.5 percent to $16.4 billion from $16.5 billion a year ago. Comparable store sales decreased 6.9 percent for the same period.

Kevin Mansell, Kohl’s president and CEO, said, “Despite the sales results, we delivered improved merchandise margins through strong inventory management and successful exclusive brand strategies. We also managed expenses well while improving our store experience. I am very proud of our 126,000 associates and the role they played in these results and want to thank them for their hard work, loyalty and dedication in delivering on our promise to " expect great things" from Kohl’s."

Mansell added, “We expect 2009 to be just as challenging from a macro-economic perspective.  We are planning conservatively in our sales expectations, inventory levels and expenses.  We will be very competitive in order to gain market share in this environment.  We will continue to invest prudently in stores, both new and remodeled, technology and talent to ensure our profitable growth in the long run.”

Expansion Update

During 2008, Kohl’s successfully opened 75 stores.  The Company ended the year with 1,004 stores in 48 states, compared with 929 stores in 47 states at the same time last year.  In fiscal 2009, the Company expects to open approximately 55 stores and remodel 51 stores.

Free Cash Flow

Free cash flow is a non-GAAP financial measure which the Company defines as net cash provided by operating activities less capital expenditures.   Free cash flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as net income and cash flow provided by operations.  The Company believes that free cash flow represents its ability to generate additional cash flow from its business operations.

The following table reconciles net cash provided by operating activities, a GAAP measure, to free cash flow, a non-GAAP measure, for the year ended January 31, 2009.

(in Millions)
Net cash provided by operating activities	$ 1,701
Acquisition of property & equipment and favorable lease rights	(1,014)
Free cash flow	$ 687

Earnings Guidance

The Company issued its initial guidance for fiscal 2009.  Based on assumptions of a total sales decrease of 1% to 4% and a comparable store sales decrease of 5% to 8%, the Company expects earnings per diluted share of $2.00 to $2.30 for the year.  For the first fiscal quarter, the Company expects earnings per diluted share of $0.27 to $0.34 based on an assumption of a  comparable store sales decrease of 5% to 8%.

Fourth Quarter Earnings Release

A conference call is scheduled to discuss this fourth quarter earnings release at 5:00 PM (EST).  Investors will have the opportunity to listen to the conference call by dialing (706) 902-0486, using Conference ID 82646090, ten minutes prior to the start of the call.  A replay of the call will also be accessible from 6 PM EST February 26 through March 26, 2009. To listen to the replay, dial (706) 645-9291, and use Conference ID 82646090.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm. To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c= 60706&eventID=2079421 at least ten minutes prior to the call to download and install any necessary audio software.  (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.) The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS - News) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl's operates 1,004 stores in 48 states. A company committed to the communities it serves; Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations Contact: Wes McDonald, Chief Financial Officer, (262) 703-1893

Media Contact:

Vicki Shamion, Vice President – Public Relations, (262) 703-1464

Kohl's Corporation

Condensed Consolidated Statements of Income

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
	January 31,	% to Net	February 2,	% to Net
	2009	Sales	2008	Sales

Net sales	$ 5,235		$ 5,487
Cost of merchandise sold	3,413	65.2%	3,605	65.7%

Gross margin	1,822	34.8%	1,882	34.3%

Operating expenses:
Selling, general, and administrative	1,102	21.1%	1,067	19.4%
Depreciation and amortization	143	2.7%	126	2.3%
Preopening expenses	4	0.1%	5	0.1%

Operating income	573	10.9%	684	12.5%

Interest expense, net	30	0.5%	23	0.5%

Income before income taxes	543	10.4%	661	12.0%
Provision for income taxes	207	4.0%	249	4.5%

Net income	$ 336	6.4%	$ 412	7.5%

Basic net income per share	$ 1.10		$ 1.32
Average number of shares	305		313

Diluted net income per share	$ 1.10		$ 1.31
Average number of shares	305		314

Kohl's Corporation

Condensed Consolidated Statements of Income

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Twelve Months
	(52 Weeks) Ended
		% to		% to
	January 31,	Net	February 2,	Net
	2009	Sales	2008	Sales

Net sales	$ 16,389		$ 16,474
Cost of merchandise sold	10,334	63.1%	10,460	63.5%

Gross margin	6,055	36.9%	6,014	36.5%

Operating expenses:
Selling, general, and administrative	3,936	24.0%	3,697	22.4%
Depreciation and amortization	541	3.3%	452	2.7%
Preopening expenses	42	0.2%	61	0.4%

Operating income	1,536	9.4%	1,804	11.0%

Interest expense, net	111	0.7%	62	0.4%

Income before income taxes	1,425	8.7%	1,742	10.6%
Provision for income taxes	540	3.3%	658	4.0%

Net income	$ 885	5.4%	$ 1,084	6.6%

Basic net income per share	$ 2.89		$ 3.41
Average number of shares	306		318

Diluted net income per share	$ 2.89		$ 3.39
Average number of shares	307		320

Kohl's Corporation

Condensed Consolidated Balance Sheets

(In Millions)

(Unaudited)

Subject to Reclassification

	January 31,	February 2,
	2009	2008

Assets
Current assets:
Cash	$ 167	$ 181
Short-term investments	509	483
Merchandise inventories	2,799	2,856
Deferred income taxes	74	71
Other current assets	151	133

Total current assets	3,700	3,724

Property and equipment, net	6,984	6,510
Long-term investments	332	-
Favorable lease rights, net	201	210
Goodwill	9	9
Other assets	108	107

Total assets	$ 11,334	$ 10,560

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 881	$ 836
Accrued liabilities	812	798
Income taxes payable	105	124
Current portion of long-term debt and capital leases	17	13

Total current liabilities	1,815	1,771

Long-term debt and capital leases	2,053	2,052
Deferred income taxes	320	262
Other long-term liabilities	407	373
Shareholders' equity	6,739	6,102

Total liabilities and shareholders' equity	$ 11,334	$ 10,560

Kohl's Corporation

Condensed Consolidated Statements of Cash Flows

(In Millions)

(Unaudited)

Subject to Reclassification

	2008	2007

Operating activities
Net income	$ 885	$1,084
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including debt discount	543	453
Share-based compensation	55	54
Excess tax benefits from share-based compensation	-	(6)
Deferred income taxes	84	(12)
Other non-cash revenues and expenses	47	34
Changes in operating assets and liabilities:
Merchandise inventories	60	(275)
Other current and long-term assets	(23)	(44)
Accounts payable	48	(98)
Accrued and other long-term liabilities	28	149
Income taxes	(26)	(103)

Net cash provided by operating activities	1,701	1,236

Investing activities
Acquisition of property and equipment
and favorable lease rights	(1,014)	(1,542)
Net purchases of money-market investments	(479)	(30)
Purchases of investments in auction rate securities	(53)	(6,521)
Sales of investments in auction rate securities	93	6,499
Proceeds from sale of property, plant and equipment	1	30
Other	10	(4)

Net cash used in investing activities	(1,442)	(1,568)

Financing activities
Treasury stock purchases	(262)	(748)
Payments of capital leases	(16)	(20)
Proceeds from issuance of debt,
net of deferred financing fees	-	989
Proceeds from stock option exercises	5	97
Excess tax benefits from share-based compensation	-	6

Net cash (used in) provided by financing activities	(273)	324

Net decrease in cash	(14)	(8)
Cash at beginning of year	181	189

Cash at end of year	$ 167	$ 181